EXHIBIT 99.1


Books-A-Million, Inc. News Release

402 Industrial Lane
Birmingham, AL  35211
205-942-3737

Contact:     Richard S. Wallington
             Chief Financial Officer
             (205) 942-3737



        BOOKS-A-MILLION, INC. ANNOUNCES SECOND QUARTER FINANCIAL RESULTS
                        --------------------------------
                     Quarterly Earnings Exceed Expectations


     BIRMINGHAM, Ala. (August 17, 2004) -- Books-A-Million, Inc. (Nasdaq/NM:BAMM) today announced financial results for the second quarter and six months ended July 31, 2004. Net sales for the 13-week period increased 0.9% to $114.1 million from sales of $113.1 million in the year-earlier period. Comparable store sales for the quarter were flat when compared with the 13-week period for the prior year. Net income for the quarter was $1.0 million, or $0.06 per diluted share, compared with net income of $1.4 million, or $0.08 per diluted share, in the year-earlier period.

     For the 26-week period ended July 31, 2004, net sales increased 5.2% to $222.6 million from sales of $211.6 million in the year-earlier period. Comparable store sales increased 3.3% when compared with the same period of fiscal 2004. For the 26-week period, the Company reported net income of $2.2 million, or $0.13 per diluted share, compared with net income of $319,000, or $0.02 per diluted share for the year-earlier period.

     Commenting on the results, Sandra B. Cochran, President and Chief Executive Officer, said, "We are very pleased with our results for the quarter. Our sales were better than expected despite the difficult comparison to last year due to the success of Harry Potter and the Order of the Phoenix. We were able to exceed our internal projections and achieve flat comparable store sales. Strong sales of Bill Clinton's memoir, My Life, an aggressive promotional plan, and continued strong trends in our cafe business contributed to the good results."

     The Company expects to report a net loss of $0.04 to $0.06 per diluted share for the third quarter of fiscal 2005 versus last year's net loss of $0.05 per diluted share. The Company is increasing fiscal 2005 full-year guidance by $0.05 per share to earnings of $0.57 to $0.59 per diluted share versus last year's earnings of $0.43 per diluted share.

     Books-A-Million is one of the nation's leading book retailers and sells on the Internet at www.booksamillion.com. The Company presently operates 202 stores in 18 states and the District of Columbia. The Company operates four distinct store formats, including large superstores operating under the names Books-A-Million and Books & Co., traditional bookstores operating under the names Books-A-Million and Bookland, and Joe Muggs Newsstands. The Company's wholesale operations include American Wholesale Book Company and Book$mart, both based in Florence, Alabama.

                              BOOKS-A-MILLION, INC.
                   Unaudited Consolidated Statements of Income
                      (In thousands, except per share data)



                                                                      13 Weeks Ended               26 Weeks Ended
                                                                --------------------------   --------------------------
                                                                  July 31,       August 2,    July 31,       August 2,
                                                                   2004           2003          2004           2003
                                                                -----------     ----------   -----------    -----------

NET SALES                                                       $   114,065     $  113,081   $   222,580    $   211,586
   Cost of sales (including warehouse, distribution
     and store occupancy costs)                                      83,618         82,269       162,449        155,837
                                                                -----------     ----------   -----------    -----------
GROSS PROFIT                                                         30,447         30,812        60,131         55,749
   Operating, selling and administrative expenses                    24,736         23,661        47,919         45,237
   Depreciation and amortization                                      3,658          3,916         7,649          7,951
                                                                -----------     ----------   -----------    -----------
OPERATING INCOME                                                      2,053          3,235         4,563          2,561
   Interest expense, net                                                487            848         1,005          1,717
                                                                -----------     ----------   -----------    -----------
INCOME FROM CONTINUING OPERATIONS
   BEFORE INCOME TAXES                                                1,566          2,387         3,558            844
   Income tax provision                                                 560            905         1,317            318
                                                                -----------     ----------   -----------    -----------
INCOME FROM CONTINUING OPERATIONS                                     1,006          1,482         2,241            526
DISCONTINUED OPERATIONS:
   Loss from discontinued operations (including loss
     on disposal)                                                        (0)          (191)           (0)          (329)
   Income tax benefit                                                    (0)            70            (0)           122
                                                                ------------    ----------   ------------   -----------
LOSS FROM DISCONTINUED OPERATIONS                                        (0)          (121)           (0)          (207)
                                                                -----------     ----------   -----------    -----------
NET INCOME                                                      $     1,006     $    1,361   $     2,241    $       319
                                                                ===========     ==========   ===========    ===========

NET INCOME PER COMMON SHARE:
Basic:
   Income from continuing operations                            $      0.06     $     0.09   $     0.14     $      0.03
   Loss from discontinued operations                                  (0.00)         (0.01)       (0.00)          (0.01)
                                                                -----------     ----------   ----------     -----------
     Net income                                                 $      0.06     $     0.08   $     0.14     $      0.02
                                                                ===========     ==========   ==========     ===========

Diluted:
   Income from continuing operations                            $      0.06     $     0.09   $     0.13     $      0.03
   Loss from discontinued operations                                  (0.00)         (0.01)       (0.00)          (0.01)
                                                                -----------     ----------   ----------     -----------
     Net income                                                 $      0.06     $     0.08   $     0.13     $      0.02
                                                                ===========     ==========   ==========     ===========

Weighted average shares outstanding:
   Basic                                                             16,497         16,248        16,471         16,234
                                                                ===========     ==========   ===========    ===========
   Diluted                                                           17,225         16,518        17,220         16,435
                                                                ===========     ==========   ===========    ===========


Safe Harbor Statement Under the Private Securities Litigation Reform Act of
1995:

     This document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties. A number of factors could cause actual results, performance, achievements of the Company, or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, but are not limited to, the competitive environment in the book retail industry in general and in the Company's specific market area; inflation; economic conditions in general and in the Company's specific market areas; the number of store openings and closings; the profitability of certain product lines, capital expenditures and future liquidity; liability and other claims asserted against the Company; uncertainties related to the Internet and the Company's Internet initiative. In addition, such forward-looking statements are necessarily dependent upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors. Accordingly, any forward-looking statements included herein do not purport to be predictions of future events or circumstances and may not be realized. Given these uncertainties, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements. The Company disclaims any obligations to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.